EX-16.1
                        Resignation of Michael Johnson & Co., LLC

February 10, 2006

Michael Johnson & Co., LLC
9175 Kenyon Ave., Suite 100
Denver, CO 80237
Telephone: (303) 796-0099
Fax: (303) 796-0137


Jointland Development, Inc.
Kexi Xu

Dear Mr. Xu:

     This is to confirm that the client-auditor relationship between Jointland Development (Commission File Number 0-30145 and 33-41063-A) and Michael Johnson & Co., LLC has ceased as of June 1, 2005.

Sincerely,

/s/ Michael Johnson & Co., LLC
-----------------------------------
   Michael Johnson & Co., LLC

cc: Office of the Chief Accountant
    SECPS Letter File
    Securities and Exchange Commission